FORM 3  JOINT FILER INFORMATION

 NAME: WESEN ENVIRONMENTAL TECHNOLOGY LIMITED

 RELATIONSHIP OF REPORTING PERSON TO ISSUER: 10% OWNER.

ADDRESS: c/o CHINA WESEN RECYCLING TECHNOLOGY, INC., ROOM 405, FLOOR 4,
NORTH TOWER, 9 SHEN ZHOU ROAD,
GUANGZHOU HIGH-TECH INDUSTRIAL DEVELOPMENT ZONE,
GUANGZHOU, PEOPLE’S REPUBLIC OF CHINA

 DESIGNATED FILER: MR. XIAO LIU

 ISSUER AND TICKER SYMBOL: CHINA WESEN RECYCLING TECHNOLOGY, INC. [None]

 DATE OF EVENT REQUIRING STATEMENT: NOVEMBER 23, 2010

/s/ Xiao Liu
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WESEN ENVIRONMENTAL TECHNOLOGY LIMITED
BY: XIAO LIU
TITLE:  AUTHORIZED SIGNATORY